                                                                    EXHIBIT 99.1

                      (WESTPORT RESOURCES CORPORATION LOGO)

                         WESTPORT RESOURCES CORPORATION
                            1670 BROADWAY, SUITE 2800
                             DENVER, COLORADO 80202

WESTPORT APPOINTS NEW DIRECTORS

Denver, Colorado - September 25, 2003 - The Board of Directors of Westport Resources Corporation ("Westport") (NYSE: WRC) appointed Michael L. Beatty, Richard D. Dole and Robert F. Semmens to serve on the Board effective October 1, 2003. Current directors Robert Belfer, Murry Gerber, and Robert Haas will resign from the Board, also effective October 1, 2003, maintaining the Board's current ten member size.

Mr. Beatty is a member of The Beatty Law Firm in Denver, Colorado specializing in energy litigation. Prior to founding the law firm in 1998, Mr. Beatty was of counsel with the national law firm Akin, Gump, Strauss, Hauer & Feld L.L.P. From 1993 until 1995 he served as Chief of Staff to Colorado Governor Roy Romer. He previously served as Executive Vice President, General Counsel and a director of Coastal Corporation and as General Counsel of Colorado Interstate Gas Company. Prior to joining CIG, he was a tenured professor of law at the University of Idaho. He is a graduate of Harvard Law School. Mr. Beatty will serve on the Nominating and Governance Committee of the Board.

Mr. Dole is currently President and co-founder of Benefits Access Solutions, LLC
(BAS), a company formed in 2002 with insurance industry executives to provide financial services and benefit options to employees and members of corporations and organizations. BAS was an extension from his activities as Managing Partner of Innovation Growth Partners, LLC, a Houston-based company of experienced professionals and business leaders, which partners with organizations seeking strategic enhancement and growth. Prior to co-founding IGP in 2000, Mr. Dole served from 1998 until 2000 as Vice President and Chief Financial Officer of Burlington Resources International. From 1995 until 1998 he was national partner-in-charge of business process solutions of KPMG LLP. Prior to 1995 he was with Coopers & Lybrand, LLP, where he began his career in 1968 and served as Assurance and Business Advisory Partner in addition to various management positions such as Vice Chairman - process management, Southwest Region Director of merger, acquisition and corporate finance services, and National Chairman for the energy and natural resources industry practices (oil and gas, utilities and mining). Mr. Dole will serve on the Audit Committee of the Board.

Mr. Semmens is currently an Adjunct Professor of finance at the Leonard N. Stern School of Business at New York University and a consultant on private equity finance. From 1993 until 2000 when the company was sold, Mr. Semmens was a Principal of the Beacon Group, a private investment and advisory firm specializing in energy investment. Prior to co-founding The Beacon Group, he was with the investment banking division of Goldman, Sachs & Co. where he specialized in corporate finance primarily in the energy industry. He holds juris doctor and master of management degrees from Northwestern University. Mr. Semmens will serve on the Compensation Committee of the Board.

Don Wolf, Chairman and Chief Executive Officer of Westport, stated, "These changes reflect our growth and our ongoing success in attracting outstanding leadership for our company. Our retiring board members each represent major shareholders who have contributed greatly to our success. As a result of our expanded public float, representatives of our major shareholders have reduced their board representation to more accurately reflect their current ownership and to permit adding directors with a variety of experience and perspective to our Board. We are pleased to add members of such stature and experience. They will bring a broad range of energy industry, finance and legal expertise and proven leadership as we look to continue our record of sustained growth and value generation."

Contact information: Lon McCain or Jonathan Bloomfield at (303) 573-5404.

FORWARD - LOOKING STATEMENTS

This material includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include plans, expectations, opinions, or other statements that are not statements of fact. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward-looking statements not to be correct, including the risks and uncertainties inherent in the Company's business set forth in the filings of the Company with the Securities and Exchange Commission, in particular its most recent annual report on Form 10-K. These risks include, among others, oil and gas price volatility, availability of services and supplies, operating hazards and mechanical failures, uncertainties in the estimates of proved reserves and in projections of future rates of production and timing of development expenditures, general economic conditions, difficulties in assimilating acquired properties and organizations, exploration risks, and the actions or inactions of third-party operators. The Company does not undertake any obligation to update any forward-looking statements contained in this release.